UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: June 10, 2005
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 444-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.6 Supplement unaudited pro forma

EXPLANATORY NOTE
On June 16, 2005, Akamai Technologies, Inc. (“Akamai or the “Registrant”) filed a Current Report on Form 8-K relating to its acquisition of Speedera Networks Inc. (“Speedera”) that excluded certain financial statements that were not available at the time of filing. On August 26, 2005, Akamai amended the original Current Report on Form 8-K (the “Form 8-K/A”) to include required financial statements and pro forma financial information in connection with the Speedera acquisition. By this amendment, Akamai is filing supplemental pro forma financial information in connection with the Speedera acquisition that includes an unaudited combined condensed pro forma statement of operations for the full year ended December 1, 2005, prepared as if the acquisition of Speedera had occurred on January 1, 2005.
ITEM 9.01 Financial Statements and Exhibits
(b) Pro Forma Financial Information
Attached hereto as Exhibit 99.6 and incorporated by reference herein is unaudited pro forma combined condensed consolidated financial information for Akamai and Speedera for the year ended December 31, 2005.
(c) Exhibits

*23.1	Consent of PricewaterhouseCoopers LLP

*23.2	Consent of BDO Seidman LLP

*99.1	Agreement and Plan of Merger by and among Akamai Technologies, Inc., Aquarius Acquisition Corp., Speedera Networks, Inc. and the representatives of the equity holders of Speedera Networks, Inc. named therein, dated March 16, 2005.

*99.2	Press Release dated June 13, 2005

*99.3	Audited financial statements of Speedera Networks, Inc. for the years ended June 30, 2004 and 2003.

*99.4	Unaudited financial statements of Speedera Networks, Inc. for the nine months ended March 31, 2005 and 2004.

*99.5	Unaudited pro forma combined condensed consolidated financial information.

99.6	Supplemental unaudited pro forma combined condensed consolidated financial information.

*	Previously filed.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2006	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Paul Sagan
Paul Sagan, President and CEO

3